THE RACKSPACE HOSTING, INC.

2010 HM REVENUE & CUSTOMS UK APPROVED SUB-PLAN

NOTICE OF GRANT OF STOCK OPTION

Unless otherwise defined herein, the terms defined in the 2010 HM Revenue & Customs UK Approved Sub-Plan (the “Sub-Plan”) shall have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”) and Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A (together, the “Agreement”).

Participant:

Address:

    Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Sub-Plan and this Agreement, as follows:

Grant Number
Date of Grant
Vesting Commencement Date
Number of Shares Granted
Exercise Price per Share	$
Total Exercise Price	$
Type of Option	Approved Share Option
Term/Expiration Date

   Vesting Schedule:

    Subject to accelerated vesting as set forth below or in the Sub-Plan, this Option will be exercisable, in whole or in part, in accordance with the following schedule:

   Termination Period:

    This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for twelve (12) and six (6) months, respectively, after Participant ceases to be a Service Provider (the “Post-Termination Exercise Period”).  To the extent not exercised during such Post-Termination Exercise Period, Options under the Option Agreement shall terminate.  Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 20(c) of the Plan.

    Income tax and social security:

    Income tax and social security will not arise where Participant exercises this Option on or after the third anniversary of the Date of Grant or following termination of employment as a result of injury, Disability, retirement or redundancy before the third anniversary of the Date of Grant provided this Option is exercised within 6 months of leaving as a result of Disability, or within 3 months of leaving as a result of injury, retirement or redundancy or within 12 months of death.

For these purposes:

•
“retirement” means retirement at or after the age at which Participant is bound or entitled to retire under the terms of their contract of employment which, for the purpose of this Agreement, will not be before the age of 55.

•	“redundancy” means redundancy as defined within the Employment Rights Act 1996.

    National Insurance:

    In the event that any employer’s national insurance contributions (the “Employer’s NIC”) arise pursuant to this Option, this Option may not be exercised unless Participant has beforehand paid to the Company or otherwise agreed to satisfy an amount sufficient to discharge all of the Employer’s NIC. In signing this Agreement Participant agrees to pay, or otherwise satify, the Employer’s NIC.

    Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Sub-Plan and this Agreement.  Participant has reviewed the Sub-Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Sub-Plan and Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Sub-Plan and Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated above.

Notwithstanding anything herein to the contrary:

    If, at any time while this Option remains outstanding, Participant provides services to a competitor of the Company or an Affiliate whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, Participant lends to or makes an investment in any such competitor, or Participant competes with the products or services of the Company (“Engages in Competition”), then this Option shall terminate and be forfeited, subject only to a determination by the Administrator to the contrary. Participant agrees to notify the Company in writing of each employer of Participant and each person and entity to whom Participant provides services from and after the date hereof, so long as this Option remains outstanding. For all purposes of the Sub-Plan, the Option Agreement and the Exercise Notice, the Administrator shall have the right to determine the date on which Participant ceases to be a Service Provider and whether or not the Participant Engages in Competition and such determination shall be conclusive and binding on the Participant.

Electronic Signature:

    Participant acknowledges and agrees that by clicking the “ACCEPT” button on the E*TRADE on-line grant agreement response page, it will act as Participant’s electronic signature to this Agreement and will result in a contract between Participant and the Company with respect to this Option.

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant of Option.  The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement and the Sub-Plan, which is incorporated herein by reference.  Subject to Section 35(c) of the Plan, in the event of a conflict between the terms and conditions of the Sub-Plan and the terms and conditions of this Agreement, the terms and conditions of the Sub-Plan will prevail.

2. Exercise of Option.

       (a) Right to Exercise.  This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and applicable provisions of the Sub-Plan.  Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

       (b) Method of Exercise.

This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, including, without limitation, the establishment of procedures for the submission of the Exercise Notice through an online or electronic system, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

3. Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) cash;

(b) check; or

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Sub-Plan.

4. Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than to Participant’s personal representatives on death and may be exercised during the lifetime of Participant only by Participant.  The terms of the Sub-Plan and this Agreement shall be binding upon the personal representatives of Participant.

5. Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Sub-Plan and the terms of this Option.

6. Tax Obligations.  Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares.  To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant.  If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

7. Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Sub-Plan or future Options that may be awarded under the Sub-Plan by electronic means or request Participant’s consent to participate in the Sub-Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Sub-Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

8. Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR AN AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR AN AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Stock Plan Administrator at Rackspace Hosting, Inc., 9725 Datapoint Drive, Suite 100, San Antonio, Texas 78229, or at such other address as the Company may hereafter designate in writing.

11. Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the personal representatives of the parties hereto.

12. Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.  Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

13. Acknowledgement.  Participant acknowledges receipt of a copy of the Sub-Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Participant has reviewed the Sub-Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Sub-Plan or this Option.  Participant further agrees to notify the Company upon any change in the residence address.

14. Plan Governs.  This Agreement is subject to all terms and provisions of the Sub-Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Sub-Plan, the provisions of the Sub-Plan will govern.  Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Sub-Plan.

15. Administrator Authority.  The Administrator will have the power to interpret the Sub-Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Sub-Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Sub-Plan or this Agreement.

16. Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17. Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18. Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Sub-Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

19. Amendment, Suspension or Termination of the Sub-Plan.  By accepting this award, Participant expressly warrants that he or she has received an Option under the Sub-Plan, and has received, read and understood a description of the Sub-Plan.  Participant understands that the Sub-Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

20. Governing Law.  This Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, and agree that such litigation will be conducted in the courts of Bexar County, Texas, or the federal courts for the United States for the Western District of Texas, and no other courts, where this Option is made and/or to be performed.

EXHIBIT B

THE RACKSPACE HOSTING INC 2010 HM REVENUE & CUSTOMS UK APPROVED SUB-PLAN

EXERCISE NOTICE

Rackspace Hosting, Inc.
9725 Datapoint Drive, Suite 100
San Antonio, TX 78229

Attention: Stock Plan Administrator

1. Exercise of Option.  Effective as of today, ________________, ____, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of Rackspace Hosting, Inc. (the “Company”) under and pursuant to the Company’s 2010 HM Revenue & Customs UK Aproved Sub-Plan (the “Plan”) and the Award Agreement dated ______________, _____ (the “Agreement”).

2. Delivery of Payment.  Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Agreement, and any and all withholding taxes [and the Employer’s NIC] due in connection with the exercise of the Option.

3. Representations of Participant.  Participant acknowledges that Participant has received, read and understood the Sub-Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to an Award, notwithstanding the exercise of the Option.  The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Agreement.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 20 of the Plan.

5. Tax Consultation.  Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares.  Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6. Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to the Participant, at the Participant’s address, facsimile number or electronic mail address set forth on the signature page to the Notice of Grant, or at such other address, facsimile number or electronic mail address as the Participant may designate by ten (10) days’ advance written notice to the Company or (b) if to the Company, to its principal executive office and directed to the attention of the President, or at such other address as the other address as the Company may designate by ten (10) days’ advance written notice to the Participant.  All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or when directed to the electronic mail address set forth on the signature page to the Agreement.  With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, the Participant agrees that such notice may be given by facsimile or by electronic mail.

7. Governing Law; Severability.  This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

8. Entire Agreement.  The Sub-Plan and Agreement are incorporated herein by reference.  This Exercise Notice, the Sub-Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

[Signature Page Follows]

Submitted by:	Accepted by:
PARTICIPANT	RACKSPACE HOSTING, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received